UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 18, 2015
Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600, Dallas, Texas 75225
(Address of principal executive offices) (zip code)
(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2015, Thomas P. Mason was appointed Executive Vice President and General Counsel of LE GP, LLC (the “Company”), the general partner of Energy Transfer Equity, L.P. (the “Partnership”), effective immediately. Mr. Mason, age 59, previously held the position of Senior Vice President, General Counsel and Secretary of Energy Transfer Partners, L.L.C, which owns the general partner of Energy Transfer Partners, L.P. (“ETP”), a role he has held since April 2012. Prior to that, he served as Vice President, General Counsel and Secretary from June 2008 and as General Counsel and Secretary from February 2007.

In this role, Mr. Mason will serve as head of the legal function for the entire family of partnerships under ETE and will be responsible for providing leadership and guidance in setting legal policy and strategy.

There are no arrangements or understandings between Mr. Mason and any other person(s) pursuant to which Mr. Mason was selected as General Counsel. There are no existing relationships between Mr. Mason and the Company, the Partnership, ETP or any of their respective subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.

By:    LE GP, LLC, its general partner

By: /s/ John W. McReynolds
John W. McReynolds
President

Dated: December 22, 2015

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